EXHIBIT 16.1 TO FORM 8-K

March 31, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated January, 19, 2005 of IMCOR Pharmaceutical Co. and are in agreement with the statements contained therein, except for those included in the fourth and fifth sentence of paragraph 2 and all of paragraph 8, for which we have no basis to agree or disagree with the statements of the registrant contained therein.

Very truly yours,

/s/ Moss Adams LLP

Moss Adams LLP
Los Angeles, California